                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Susan Fedor, Investor Relations
203.894.3288, susanfedor@vitalworks.com
              -------------------------

                   VitalWorks Reports Second-Quarter Results;
                Earnings Exceed First Call's Consensus Estimate;
                Company Achieves Profitability Ahead of Schedule

RIDGEFIELD, CT, July 27, 2004 /Market Wire/ - VitalWorks Inc. (Nasdaq: VWKS), a leader in radiology and medical information technology solutions, today reported financial results for its second quarter ended June 30, 2004.

Total revenues for the quarter were $27.9 million, compared to $26.8 million for the March 2004 quarter and $28.2 million for the June 2003 quarter. Revenues rose sequentially by 4.2% and approximately 70% of revenues were of a recurring nature.

The company had operating income of $.4 million for the June 2004 quarter, compared to an operating loss of $(1.8) million for the March 2004 quarter and operating income of $4.5 million for the June 2003 quarter.

EBITDA for the quarter amounted to $2.0 million (operating income of $.4 million excluding depreciation and amortization expense of $1.6 million), compared to an EBITDA loss of $(.1) million for the March 2004 quarter (operating loss of $(1.8) million excluding depreciation and amortization expense of $1.6 million).

VitalWorks believes that the EBITDA measurement is a meaningful indicator of the company's core operating performance and is used by management in evaluating such performance and in planning for future periods. This non-GAAP financial measure should be viewed as supplemental to, and not as an alternative for, the company's GAAP financial measures.

The company had net income of $9 thousand (breakeven per share) for the June 2004 quarter, compared to a net loss of $(2.2) million, or $(.05) per share, for the March 2004 quarter and net income of $4.2 million, or $.09 per diluted share, for the corresponding period ended June 30, 2003. The amounts for 2004 include the operating results of AMICAS, Inc., which was acquired by the company on November 25, 2003.

The following orders of the second quarter are worthy of note:

     o Springfield Clinic, headquartered in Springfield, Illinois, for RadConnect RIS. RadConnect RIS will be used by the clinic's 35 radiologists, supporting over 160 physicians who provide services at the clinic's 30 locations.

VitalWorks Reports Second-Quarter Results (continued)             July 27, 2004

     o MRI Center of Idaho, headquartered in Boise, Idaho, for RadConnect RIS and AMICAS Vision Series PACS. MRI Center of Idaho will be utilizing the combined RIS/PACS system for its outpatient imaging center, as well as its fleet of mobile MRI units. This eight-radiologist group provides diagnostics services to over 16 facilities in and around southern Idaho; their mobile units provide service at dozens of locations across the Northwest.

     o Radiology Associates of Hollywood, headquartered in Hollywood, Florida, for RadConnect RIS and AMICAS Vision Series PACS. This 47-radiologist group provides diagnostic radiology services to three hospitals and one imaging center in and around the Hollywood/Miami metropolitan areas.

     o Portage Health System, headquartered in Hancock, Michigan, for AMICAS Vision Series PACS. Portage Health System is a community-owned and operated healthcare system. AMICAS Vision Series PACS will be used to support the system's 40+ physicians.

     o Columbus Regional Healthcare System, headquartered in Columbus, Georgia, for VitalWorks' emergency department information system. With nearly 60,000 emergency department visits each year, Columbus Regional serves the 13-county west Georgia area, plus the northeast counties of Alabama.

     o Quincy Medical Center and Madison Radiology, both for AMICAS Vision Series PACS. (Details discussed in a separate press release issued by AMICAS today.)

"I am extremely pleased that we were able to achieve net income profitability ahead of schedule," said Joseph Walsh, VitalWorks' president and chief executive officer. "In addition, our orders, backlog, deferred revenue, and pipeline continue to grow. The investments we have made over the past two to three years are continuing to provide increasing returns that benefit both our customers and the Company," Mr. Walsh added.

"The team at VitalWorks has welcomed the team from AMICAS, and they have worked together to deliver a strong image and information management solution for radiology," said Stephen N. Kahane, MD, vice chairman and chief strategy officer of VitalWorks. "At the same time, our team in the Medical division remains committed to delivering high quality products and services that address the specific information management needs of the physician practice market segments they serve. As we have said before, by staying focused on delivering value for our customers, we believe we will deliver good returns for our shareholders as well," Dr. Kahane added.

VitalWorks ended the quarter with cash and cash equivalents totaling $18.1 million and long-term debt totaling $25.2 million. In the quarter, the company made capital investments of $1.0 million toward product development and for computer hardware and software, and repaid $2.3 million of its outstanding debt. The company has working capital of $6.2 million, which includes deferred revenue of $14.4 million, and its current ratio is 1.2 to 1, compared to 1.3 to 1 at year end.

VitalWorks Reports Second-Quarter Results (continued)             July 27, 2004

Days sales outstanding (calculated as accounts receivable, net of allowances, divided by quarterly revenues multiplied by 90 days) was 55 days, compared to 61 days for the March 2004 quarter.

The company currently expects total revenues for the second half of 2004 to be approximately $62 million, which includes $26 million from the company's Radiology unit and $36 million from the Medical unit. This compares to first-half revenues of $54.7 million, including $19.6 million from Radiology and $35.1 million from the Medical unit. VitalWorks now expects to post full-year net operating results at the higher end of its guidance (earnings of $(.07) to $.02 per share) published last February. These estimates assume, among other things, an income tax provision of approximately $.3 million.

About VitalWorks

VitalWorks Inc. is a leading provider of information and image management technology and services targeted to healthcare practices and organizations throughout the United States. The company provides IT-based, specialty-specific solutions for imaging centers and hospital radiology departments, and medical practices specializing in anesthesiology, ophthalmology, emergency medicine, plastic surgery, dermatology and internal medicine. The company also offers enterprise-level systems designed for large physician groups and networks. The company's range of software solutions provide image management, workflow management, and information management related to administrative, financial, and clinical functions for physicians, radiologists and other healthcare providers. VitalWorks provides its clients with ongoing software support, implementation, training, and electronic data interchange, or EDI, services for patient billing and claims processing. Visit the company at http://www.vitalworks.com.
                                            --------------------------

Safe Harbor Statement

Except for the historical information herein, the matters discussed in this release include forward-looking statements. The forward-looking statements contained in this release include statements about future financial and operating results. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements which include: the company operates with a minimal amount of software licensing and system sales backlog and a significant portion of the company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month (therefore, quarterly and annual revenues and operating results are highly dependent on the volume and timing of the signing of license agreements and product deliveries during each quarter, which are very difficult to forecast); the length of sales and delivery cycles; the availability of specified computer hardware for resale; the size and timing of orders for products and services; changes in the mix of products and/or services sold; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost and success or failure of new product and service introductions and product upgrade releases; the timing, cost and level of advertising and

VitalWorks Reports Second-Quarter Results (continued)             July 27, 2004

promotional programs; competition including product offerings, price and service; customer attrition; uncertainties concerning threatened, pending and new litigation against the company including related professional services fees; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; changing economic, political and regulatory conditions, particularly with respect to the IT-spending environment; the risk that VitalWorks' and AMICAS' businesses and/or products will not be integrated successfully; costs related to the merger with AMICAS; the ability to comply with all government laws, rules and regulations for all applicable products; the inability to achieve revenues from combined lines of products; and other risks affecting VitalWorks' businesses generally and as set forth in VitalWorks' most recent filings with the Securities and Exchange Commission. Also, management's projections for revenues and operating results include significant sales of new product and service offerings, including the company's new image management systems, AMICAS(R) Vision Series(TM) PACS, its radiology information system, RadConnect(R) RIS, and its Intuition(TM) product line of practice management and electronic medical records systems, which may not be realized. Due to these and other factors, the company's revenues and operating results are very difficult to forecast. A major portion of the company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or greater losses. All forward-looking statements in this press release are qualified by these cautionary statements and are made only as of the date of this press release. VitalWorks is under no obligation to (and expressly disclaims any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise. The financial statements and information as of, and for the periods ended, June 30, 2004 contained in this press release are subject to review by the company's independent auditors.

                                 VitalWorks Inc.
                     Consolidated Balance Sheets (unaudited)
                        (in thousands, except share data)


                                                                            June 30,     December 31,
                                                                              2004          2003
                                                                           ---------     ------------
Assets
Current assets:
     Cash and cash equivalents                                             $  18,113      $  20,128
     Accounts receivable, net of allowances                                   17,034         16,409
     Computer hardware held for resale                                           621            832
     Deferred income taxes, net                                                2,203          2,203
     Prepaid expenses and other current assets                                 2,833          2,934
                                                                           ---------      ---------
Total current assets                                                          40,804         42,506

Property and equipment, at cost, less accumulated
     depreciation and amortization                                             4,943          4,681
Goodwill                                                                      34,125         34,472
Acquired/developed software, less accumulated amortization                    20,858         21,469
Other intangible assets, less accumulated amortization                         3,151          3,364
Deferred income taxes, net                                                    24,547         24,547
Other assets                                                                   1,579          1,537
                                                                           ---------      ---------
Total assets                                                               $ 130,007      $ 132,576
                                                                           =========      =========

Liabilities and stockholders' equity
Current liabilities:
     Accounts payable and accrued expenses                                 $  13,269      $  11,049
     Accrued employee compensation and benefits                                2,320          2,486
     Accrued restructuring costs                                                 414            923
     Deferred revenue, including unearned discounts                           14,449         11,762
     Current portion of long-term debt                                         4,150          6,738
                                                                           ---------      ---------
Total current liabilities                                                     34,602         32,958

Long-term debt                                                                21,028         23,019
Other liabilities, primarily unearned discounts
     re: outsourced printing services                                          5,214          5,937

Stockholders' equity:
     Preferred stock $.001 par value; 2,000,000 shares authorized;
        none issued
     Common stock $.001 par value; 200,000,000 shares authorized;
        45,464,715 and 45,278,816 shares issued                                   45             45
     Additional paid-in capital                                              206,115        205,439
     Accumulated deficit                                                    (130,525)      (128,350)
     Treasury stock, at cost, 1,985,502 shares                                (6,472)        (6,472)
                                                                           ---------      ---------
Total stockholders' equity                                                    69,163         70,662
                                                                           ---------      ---------
Total liabilities and stockholders' equity                                 $ 130,007      $ 132,576
                                                                           =========      =========

                                 VitalWorks Inc.
                Consolidated Statements of Operations (unaudited)
                      (in thousands, except per share data)


                                                        Three Months Ended            Six Months Ended
                                                             June 30,                      June 30,
                                                         2004          2003          2004          2003
                                                       ----------------------      ----------------------
Revenues
      Maintenance and services                         $ 22,290      $ 22,569      $ 43,598      $ 45,099
      Software licenses and system sales                  5,602         5,619        11,072        11,662
                                                       ----------------------      ----------------------
Total revenues                                           27,892        28,188        54,670        56,761
                                                       ----------------------      ----------------------

Costs and expenses
Cost of revenues:
      Maintenance and services                            5,062         5,538        10,361        11,744
      Software licenses and system sales, includes
         amortization of software costs of $795
         $427, $1,589 and $855                            2,387         2,034         4,607         4,753
Selling, general and administrative                      14,967        11,678        30,268        23,926
Research and development                                  4,283         3,850         8,836         7,697
Depreciation and amortization                               785           573         1,626         1,128
Settlement of litigation                                                                325
                                                       ----------------------      ----------------------
                                                         27,484        23,673        56,023        49,248
                                                       ----------------------      ----------------------
Operating income (loss)                                     408         4,515        (1,353)        7,513
Interest income                                              28            73            54           164
Interest expense                                           (352)         (302)         (726)         (623)
                                                       ----------------------      ----------------------
Income (loss) before income taxes                            84         4,286        (2,025)        7,054
Provision for income taxes                                   75            50           150           100
                                                       ----------------------      ----------------------
Net income (loss)                                      $      9      $  4,236      $ (2,175)     $  6,954
                                                       ======================      ======================

Earnings (loss) per share

      Basic                                            $   0.00      $   0.10      $  (0.05)     $   0.16
      Diluted                                          $   0.00      $   0.09      $  (0.05)     $   0.15


Average number of shares outstanding

      Basic                                              43,438        42,998        43,405        42,858
      Diluted                                            46,562        46,415        43,405        46,389